Exhibit 99.1

Cactus Announces First Quarter 2024 Results

HOUSTON – May 1, 2024 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the first quarter of 2024.
First Quarter Highlights
•Revenue of $274.1 million and operating income of $62.6 million;
•Net income of $49.8 million and diluted earnings per Class A share of $0.59;
•Adjusted net income(1) of $59.6 million and diluted earnings per share, as adjusted(1) of $0.75;
•Net income margin of 18.2% and adjusted net income margin(1) of 21.7%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $95.3 million and 34.8%, respectively;
•Cash flow from operations of $86.3 million;
•Cash and cash equivalents balance of $194.3 million with no bank debt outstanding as of March 31, 2024;
•Expense related to the remeasurement of the FlexSteel earn-out liability of $13.3 million, bringing the total estimated payment amount in the third quarter of 2024 to $34.1 million; and
•In May 2024, the Board of Directors declared a quarterly cash dividend of $0.12 per Class A share.
Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023(3)
	(in thousands)
Revenues	$274,123	$274,866	$228,405
Operating income(4)	$62,550	$78,553	$49,688
Operating income margin	22.8%	28.6%	21.8%
Net income	$49,815	$62,074	$52,288
Net income margin	18.2%	22.6%	22.9%
Adjusted net income(1)	$59,600	$65,059	$50,682
Adjusted net income margin(1)	21.7%	23.7%	22.2%
Adjusted EBITDA(2)	$95,332	$100,121	$79,411
Adjusted EBITDA margin(2)	34.8%	36.4%	34.8%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3) First quarter 2023 results throughout include only one month of FlexSteel results from the close of the acquisition on February 28, 2023.
(4)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “Consolidated revenue and margins modestly exceeded our expectations in the first quarter while market activity levels were relatively flat. I am particularly proud of the revenue progression in our Spoolable Technologies business in the first quarter. Revenues increased relative to the fourth quarter as strong activity from large customers increased sales in our Spoolable Technologies segment in what is typically a seasonally slower period.”

“Looking ahead to the second quarter of 2024, we anticipate that U.S. land activity levels will drift lower from the first quarter average given continued gas commodity weakness and global geopolitical uncertainty. In Pressure Control, we expect relatively flat revenue in the second quarter, outperforming the anticipated activity softness given particularly strong April production equipment sales. In Spoolable Technologies, we anticipate revenues to be up slightly.”
Mr. Bender concluded, “Although we remain cautious regarding the outlook for 2024, we are excited about several internal cost improvement and revenue expansion opportunities, including opportunities in production equipment. In addition, we are rolling out our latest generation wellhead system in the coming months, we have made progress on our international expansion plans, we have received several orders for our spoolable pipe from a major new midstream customer, and we are progressing our low-cost supply chain diversification initiatives in both segments, all of which should further enhance our ability to generate cash flow and attractive returns for our shareholders.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies, and starting with the fourth quarter of 2023, corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other Expenses. These expenses were previously included within the Pressure Control segment. Prior periods presented have been recast to conform to the new presentation.

Pressure Control

First quarter 2024 Pressure Control revenue decreased $5.4 million, or 3.0%, sequentially, as sales of wellhead and production related equipment declined primarily due to lower customer activity. Operating income decreased $4.4 million, or 7.8%, sequentially, with margins decreasing 160 basis points due to lower operating leverage. Adjusted Segment EBITDA decreased $4.0 million, or 6.2%, sequentially, with Adjusted Segment EBITDA margins decreasing 120 basis points.

Spoolable Technologies

First quarter 2024 Spoolable Technologies revenues increased $4.7 million, or 5.0%, sequentially, due to increased customer activity levels. Operating income decreased $11.8 million, or 41.8%, sequentially, due primarily to the expense booked as a result of the remeasurement of the earn-out liability associated with the FlexSteel acquisition, which was $13.3 million in the first quarter. Adjusted Segment EBITDA decreased $0.4 million, or 1.1%, sequentially, with Adjusted Segment EBITDA margins decreasing 240 basis points due to increased input costs.

Corporate and Other Expenses

First quarter 2024 Corporate and Other expenses decreased $0.2 million, or 2.6%, sequentially, primarily due to lower stock-based compensation expenses.

Liquidity, Capital Expenditures and Other
As of March 31, 2024, the Company had $194.3 million of cash and cash equivalents, no bank debt outstanding, and $216.7 million of availability on our revolving credit facility. Operating cash flow was $86.3 million for the first quarter of 2024. During the first quarter, the Company made dividend payments and associated distributions of $9.8 million.

Net capital expenditures were $6.8 million during the first quarter of 2024. For the full year 2024, the Company expects net capital expenditures to be in the range of $45 million to $55 million, inclusive of capital directed towards supply chain diversification efforts and organic international expansion.

As of March 31, 2024, Cactus had 65,518,468 shares of Class A common stock outstanding (representing 82.4% of the total voting power) and 14,033,979 shares of Class B common stock outstanding (representing 17.6% of the total voting power).
Quarterly Dividend
The Board of Directors approved a quarterly cash dividend of $0.12 per share of Class A common stock with payment to occur on June 13, 2024 to holders of record of Class A common stock at the close of business on May 28, 2024. A corresponding distribution of up to $0.12 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday May 2, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands, except per share data)
Revenues
Pressure Control	$175,028	$194,655
Spoolable Technologies	99,095	33,750
Total revenues	274,123	228,405

Operating income
Pressure Control	51,675	63,171
Spoolable Technologies	16,393	249
Total segment operating income	68,068	63,420
Corporate and other expenses	(5,518)	(13,732)
Total operating income	62,550	49,688

Interest income, net	689	1,002
Other income, net	—	3,538
Income before income taxes	63,239	54,228
Income tax expense	13,424	1,940
Net income	$49,815	$52,288
Less: net income attributable to non-controlling interest	10,850	9,394
Net income attributable to Cactus, Inc.	$38,965	$42,894

Earnings per Class A share - basic	$0.60	$0.67
Earnings per Class A share - diluted(1)	$0.59	$0.63

Weighted average shares outstanding - basic	65,378	63,740
Weighted average shares outstanding - diluted(1)	79,556	79,155

(1)Dilution for the three months ended March 31, 2024 and March 31, 2023 includes an additional $11.1 million and $9.7 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 24.5% and 14.0 million and 15.0 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2024	2023
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$194,257	$133,792
Accounts receivable, net	207,624	205,381
Inventories	204,049	205,625
Prepaid expenses and other current assets	11,027	11,380
Total current assets	616,957	556,178

Property and equipment, net	344,973	345,502
Operating lease right-of-use assets, net	24,429	23,496
Intangible assets, net	175,981	179,978
Goodwill	203,028	203,028
Deferred tax asset, net	201,037	204,852
Other noncurrent assets	9,482	9,527
Total assets	$1,575,887	$1,522,561

Liabilities and Equity
Current liabilities
Accounts payable	$66,142	$71,841
Accrued expenses and other current liabilities	58,284	50,654
Earn-out liability	34,114	20,810
Current portion of liability related to tax receivable agreement	20,855	20,855
Finance lease obligations, current portion	7,181	7,280
Operating lease liabilities, current portion	4,094	4,220
Total current liabilities	190,670	175,660

Deferred tax liability, net	3,743	3,589
Liability related to tax receivable agreement, net of current portion	250,069	250,069
Finance lease obligations, net of current portion	9,529	9,352
Operating lease liabilities, net of current portion	20,283	19,121
Other noncurrent liabilities	1,004	—
Total liabilities	475,298	457,791

Equity	1,100,589	1,064,770
Total liabilities and equity	$1,575,887	$1,522,561

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Cash flows from operating activities
Net income	$49,815	$52,288
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	15,046	13,110
Deferred financing cost amortization	280	291
Stock-based compensation	4,432	3,841
Provision for expected credit losses	162	(376)
Inventory obsolescence	1,062	576
Gain on disposal of assets	(208)	(1,033)
Deferred income taxes	4,403	(1,406)
Change in fair value of earn-out liability	13,304	(121)
Gain from revaluation of liability related to tax receivable agreement	—	(3,417)
Changes in operating assets and liabilities:
Accounts receivable	(3,011)	(12,883)
Inventories	234	20,565
Prepaid expenses and other assets	128	2,151
Accounts payable	(8,132)	(6,282)
Accrued expenses and other liabilities	8,748	(6,842)
Net cash provided by operating activities	86,263	60,462

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	—	(618,857)
Capital expenditures and other	(7,902)	(15,928)
Proceeds from sales of assets	1,094	1,633
Net cash used in investing activities	(6,808)	(633,152)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	—	155,000
Net proceeds from the issuance of Class A common stock	—	169,878
Payments of deferred financing costs	—	(6,665)
Payments on finance leases	(2,031)	(1,709)
Dividends paid to Class A common stock shareholders	(8,144)	(7,353)
Distributions to members	(1,684)	(1,645)
Repurchases of shares	(8,268)	(4,343)
Net cash provided by (used in) financing activities	(20,127)	303,163

Effect of exchange rate changes on cash and cash equivalents	1,137	422

Net increase (decrease) in cash and cash equivalents	60,465	(269,105)

Cash and cash equivalents
Beginning of period	133,792	344,527
End of period	$194,257	$75,422

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(in thousands, except per share data)
Net income	$49,815	$62,074	$52,288
Adjustments:
Revaluation gain on TRA liability(1)	—	(807)	(3,417)
Transaction related expenses, pre-tax(2)	—	327	8,581
Intangible amortization expense(3)	3,997	3,997	3,666
Remeasurement loss (gain) on earn-out liability(4)	13,304	1,918	(121)
Inventory step-up expense(5)	—	—	4,191
Income tax expense differential(6)	(7,516)	(2,450)	(14,506)
Adjusted net income	$59,600	$65,059	$50,682

Diluted earnings per share, as adjusted	$0.75	$0.81	$0.64

Weighted average shares outstanding, as adjusted(7)	79,556	79,860	79,155

Revenue	$274,123	$274,866	$228,405
Net income margin	18.2%	22.6%	22.9%
Adjusted net income margin	21.7%	23.7%	22.2%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26.0% on income before income taxes for the three months ended March 31, 2024, 23.0% for the three months ended December 31, 2023, and 24.5% for the three months ended March 31, 2023.
(7)Reflects 65.4, 65.4, and 63.7 million weighted average shares of basic Class A common stock outstanding and 14.0, 14.1 and 15.0 million of additional shares for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(in thousands)
Net income	$49,815	$62,074	$52,288
Interest (income) expense, net	(689)	182	(1,002)
Income tax expense	13,424	16,983	1,940
Depreciation and amortization	15,046	14,865	13,110
EBITDA	77,596	94,104	66,336
Revaluation gain on TRA liability(1)	—	(807)	(3,417)
Transaction related expenses(2)	—	327	8,581
Remeasurement loss (gain) on earn-out liability(3)	13,304	1,918	(121)
Inventory step-up expense(4)	—	—	4,191
Stock-based compensation	4,432	4,579	3,841
Adjusted EBITDA	$95,332	$100,121	$79,411

Revenue	$274,123	$274,866	$228,405
Net income margin	18.2%	22.6%	22.9%
Adjusted EBITDA margin	34.8%	36.4%	34.8%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(in thousands)
Pressure Control
Revenue	$175,028	$180,454	$194,655
Operating income	51,675	56,053	63,171
Depreciation and amortization expense	6,811	6,911	7,992
Stock-based compensation	2,148	1,701	1,620
Adjusted Segment EBITDA	$60,634	$64,665	$72,783
Operating income margin	29.5%	31.1%	32.5%
Adjusted Segment EBITDA margin	34.6%	35.8%	37.4%

Spoolable Technologies
Revenue	$99,095	$94,412	$33,750
Operating income	16,393	28,168	249
Depreciation and amortization expense	8,235	7,954	5,118
Stock-based compensation	874	1,313	750
Remeasurement loss on earn-out liability(1)	13,304	1,797	—
Inventory step-up expense(2)	—	—	4,191
Adjusted Segment EBITDA	$38,806	$39,232	$10,308
Operating income margin	16.5%	29.8%	0.7%
Adjusted Segment EBITDA margin	39.2%	41.6%	30.5%

Corporate and Other
Corporate and other expenses	$(5,518)	$(5,668)	$(13,732)
Stock-based compensation	1,410	1,565	1,471
Transaction related expenses(3)	—	327	8,581
Adjusted Corporate EBITDA	$(4,108)	$(3,776)	$(3,680)

Total revenue	$274,123	$274,866	$228,405
Total operating income	$62,550	$78,553	$49,688
Total operating income margin	22.8%	28.6%	21.8%
Total Adjusted EBITDA	$95,332	$100,121	$79,411
Total Adjusted EBITDA margin	34.8%	36.4%	34.8%
(1) Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(2) Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(3) Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.